EXHIBIT 23.0

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in First Capital, Inc.’s Registration Statement No. 333-76543 on Form S-8 and in First Capital, Inc.’s Registration Statement No. 333-95987 on Form S-8 of our report dated January 16, 2004 contained in the annual report for the year ended December 31, 2003 appearing in this Form 10-K.

/s/    MONROE SHINE AND CO., INC.

New Albany, Indiana

March 29, 2004